Exhibit 10.25.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

This AMENDMENT to the Employment Agreement (“Amendment”) is made as of July __, 2013 by and between Media General, Inc., (“Company”) and Deborah A. McDermott (the “Executive”) and, as to Section 1 of this Amendment and Section 7.7 of the New Employment Agreement (as defined below) only, Young Broadcasting LLC (“Young”).

WHEREAS, the Executive is currently employed by Young pursuant to the terms of that certain Employment Agreement by and between Young and the Executive, effective as of January 1, 2012 (the “Existing Employment Agreement”);

WHEREAS, the Existing Employment Agreement was amended by the terms of the letter agreement dated as of March 22, 2013;

WHEREAS, the Executive entered into an employment agreement with the Company on July 16, 2013 (the “New Employment Agreement”), to be effective upon the closing of the transactions contemplated under the terms of the certain Agreement and Plan of Merger by and among the Company, General Merger Sub 1, Inc., General Merger Sub 2, Inc., General Merger Sub 3, Inc., and New Young Broadcasting Holding Co., Inc., dated as of June 5, 2013 (the “Merger Agreement”); and

WHEREAS, the Company, Young and the Executive desire to amend the New Employment Agreement to clarify that upon the consummation of the transactions contemplated under the Merger Agreement, the New Employment Agreement will supersede the Existing Employment Agreement.

NOW THEREFORE, in the consideration of the mutual covenants and representations contained herein, the parties agree as follows:

1.     Revision of Section 7.7. Entire Agreement. Section 7.7 of the New Employment Agreement shall be amended to read in its entirety as follows:

“7.7.   Entire Agreement. From and after the Effective Date, this Agreement constitutes the entire agreement between the Parties hereto, and supersedes all prior representations, agreements and understandings (including but not limited to any prior course of dealings and the Existing Employment Agreement, which shall be of no further force or effect), both written and oral, between the Company and its subsidiaries and the Executive with respect to the subject matter hereof. This Section 7.7 shall inure to the benefit of, and be enforceable by, Young Broadcasting LLC.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

MEDIA GENERAL, INC.

By: /s/ Andrew C. Carington

Its: Vice President, General Counsel and Secretary

YOUNG BROADCASTING LLC

By: /s/ Chris Eisenhardt

Its: VP and Controller

EXECUTIVE

/s/ Deborah A. McDermott
Deborah A. McDermott